Exhibit 99.2

W.S. BADCOCK CORPoration

Unaudited Condensed Financial Statements

As of and for the Three Months Ended

September 30, 2021

W.S. BADCOCK CORPORATION

W.S. BADCOCK CORPORATION

Balance Sheets

September 30, 2021 and June 30, 2021

Assets	September 30, 2021	June 30, 2021
	(Unaudited)	(Unaudited)
Current assets:
Cash	$106,836,925	108,719,766
Accounts receivable, less allowances for doubtful accounts and returns
of $75,248,218 at September 30, 2021 and $75,264,870 at June 30, 2021	415,806,453	420,551,377
Inventories, less reserves for LIFO and obsolescence of $33,909,000
at September 30, 2021 and $33,191,000 at June 30, 2021	97,522,088	85,430,369
Prepaid expenses and other current assets, less allowance for doubtful
notes of $2,006,601 at September 30, 2021 and $2,031,752 at June 30, 2021	6,486,346	2,845,208
Total current assets	626,651,812	617,546,720

Long-term portion of accounts receivable, less allowance for doubtful
accounts of $9,387,782 at September 30, 2021 and $9,310,130 at June 30, 2021	50,627,062	50,175,440
Property and equipment, net	110,205,685	113,444,191
Deferred income taxes, net	11,610,373	11,922,373
Other assets	13,018,246	12,865,555
Total assets	$812,113,178	805,954,279
Liabilities and Stockholders’ Equity
Current liabilities:
Current installments of long-term debt	$9,642,473	9,563,622
Accounts payable and accrued expenses	95,892,871	105,695,119
Accrued dealer commissions	9,184,319	9,084,779
Total current liabilities	114,719,663	124,343,520
Long-term debt, net of unamortized debt issuance costs and excluding	195,276,722	197,515,443
current installments
Other liabilities	18,297,615	19,496,254
Total liabilities	328,294,000	341,355,217
Stockholders’ equity:
Common stock:
Class A, voting, $100 par value. Authorized 5,000 shares;
issued and outstanding 4,400 shares at September 30, 2021
and 4,400 at June 30, 2021	440,000	440,000
Class B, non-voting, $1 par value. Authorized 350,000 shares;
issued and outstanding 168,896 shares at September 30, 2021
and 190,864 at June 30, 2021	168,896	190,400
Retained earnings	492,847,214	474,540,849
Accumulated other comprehensive loss	(9,636,932)	(10,572,187)
Total stockholders' equity	483,819,178	464,599,062
Commitments and contingencies
Total liabilities and stockholders' equity	$812,113,178	805,954,279

See accompanying notes to financial statements.

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W.S. BADCOCK CORPORATION

Statements of Operations (Unaudited)

Three Months Ended September 30, 2021

2021

Revenue:
Merchandise sales	$182,721,000
Finance income	34,086,036
Other operating revenue	15,686,321
Total revenue	232,493,357
Costs of merchandise sales	102,770,562
Gross profit	129,722,795
Operating expenses:
Dealer commissions	47,596,026
Selling, general and administrative expenses	52,708,853
Total operating expenses	100,304,879
Operating income	29,417,916
Other income (expense):
Interest income	211,397
Interest expense, net	(3,138,397)
Other income	17,260,378
Total other expense, net	14,333,378
Income before provision for income taxes	43,751,294
Provision for income taxes	7,250,300
Net income	$36,500,994

See accompanying notes to financial statements.

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W.S. BADCOCK CORPORATION

Statements of Comprehensive Income (Unaudited)

Three Months Ended September 30, 2021

2021

Net income	$36,500,994

Other comprehensive income, before tax:
Cash flow hedges:
Net derivative gains	218,185
Reclassification adjustments to earnings	1,029,070
Other comprehensive income, before deferred taxes:	1,247,255
Deferred taxes related to items of other comprehensive income	312,000
Other comprehensive income, net of deferred taxes	935,255

Comprehensive income	$37,436,249

See accompanying notes to financial statements.

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W.S. BADCOCK CORPORATION

Statements of Stockholders’ Equity (Unaudited)

	Three Months Ended September 30, 2021
				Accumulated
	Class A	Class B		other	Total
	common	common	Retained	comprehensive	stockholders’
	stock	stock	earnings	income (loss)	equity
Balances as of June 30, 2021	$440,000	190,400	474,540,849	(10,572,187)	464,599,062
Net income	—	—	36,500,994	—	36,500,994
Change in fair value of derivatives, net of
deferred income taxes of $312,000	—	—	—	935,255	935,255
Cash dividend, $20.00 per share	—	—	(3,465,920)	—	(3,465,920)
Purchase and cancellation of shares,
$685.93 per share	—	(21,504)	(14,728,709)	—	(14,750,213)
Balances as of September 30, 2021	$440,000	168,896	492,847,214	(9,636,932)	483,819,178

See accompanying notes to financial statements.

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W.S. BADCOCK CORPORATION

Statements of Cash Flows (Unaudited)

Three Months Ended September 30, 2021

2021
Cash flows from operating activities:
Net income	$36,500,994
Adjustments to reconcile net income to net cash provided by
operating activities:
Provision for doubtful accounts and returns	19,541,616
Provision for doubtful notes receivable	(866,561)
Depreciation and amortization	3,020,644
Gain on disposal of property and equipment	(3,508,649)
Increase in LIFO reserve	225,000
Gain on life insurance policy	(14,750,213)
Changes in operating assets and liabilities:
Accounts receivable	(15,248,313)
Inventories, net	(12,316,719)
Prepaid expenses and other assets	(4,015,678)
Accounts payable and accrued expenses and other liabilities	(9,753,633)
Accrued dealer commissions	99,540
Net cash provided by operating activities	(1,071,971)

Cash flows from investing activities:
Proceeds from sale of property and equipment	4,362,613
Property and equipment acquisitions	(458,610)
Proceeds from life insurance policy	14,750,213
Net collections on loans made to employees and dealers	1,088,409
Net cash used in investing activities	19,742,624

Cash flows from financing activities:
Payments on long-term debt	(2,337,361)
Capital stock repurchased	(14,750,213)
Dividends paid	(3,465,920)
Net cash used in financing activities	(20,553,494)
Net change in cash	(1,882,841)

Cash at beginning of year	108,719,766
Cash at end of year	$106,836,925
Supplemental schedule of disclosures of cash flow information:
Cash paid during the year for:
Interest	$2,944,148
Income taxes, net of refunds	$1,605,000
Non-cash financing activities:
(Gain) loss on hedged swaps	$(1,247,255)
Deferred taxes (benefits) on other comprehensive (income) loss	$312,000

See accompanying notes to financial statements.

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W.S. BADCOCK CORPORATION
Notes to Unaudited Financial Statements
September 30, 2021

(1)	Summary of Significant Accounting Policies and Practices

The unaudited condensed financial statements of W.S. Badcock Corporation (the “Company”) have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") for interim financial information. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. The unaudited condensed financial statements should be read in conjunction with the audited financial statements as of June 30, 2021.

In the opinion of management, all adjustments (including those of a normal recurring nature) necessary for a fair presentation of such condensed financial statements in accordance with GAAP have been recorded. The June 30, 2021 balance sheet information was derived from the audited financial statements as of that date.

(2)	Fair Value of Financial Instruments

The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties. The derivative assets and liabilities resulting from interest rate swaps are reflected in the balance sheet at fair market value and are based on estimates obtained from financial institutions (other observable inputs (Level 2)).

(3)	Accounts Receivable

Accounts receivable, which include accrued interest, are shown net of the allowances for doubtful accounts and returns. Accounts receivable vary as to payment terms (generally 180 days to two years) and interest rates (0% to 26%) and are collateralized by the merchandise sold.

Based on contractual terms as of September 30, 2021 and June 30, 2021, the Company has recorded the principal amount of customer receivables expected to be collected within the next twelve months in current assets with the remaining balance in long-term assets on the balance sheet.

The Company places accounts in non-accrual status when the account reaches its established non-payment parameters. Payments received on non-accrual accounts will be applied to the principal amount of the receivable. Interest income accrual is only resumed on these accounts when a legally mandated settlement or sufficient payments are received from the customer. Delinquent accounts are generally written off after the passage of twelve months without receiving a payment of any kind. The aggregate amount of the Company’s accounts receivable more than sixty days contractually delinquent was approximately $83.7 million and $75.2 million as of September 30, 2021 and June 30, 2021, respectively.

The Company provides an allowance for doubtful accounts that considers the overall aging and quality of total customer accounts receivable, historical write-off experience, existing economic conditions and management judgment. The Company assesses the adequacy of the allowance account periodically. Concentrations of credit risk with respect to customer receivables are limited due to the large number of customers in the Company’s accounts receivable base and their dispersion across eight states in the southeastern part of the United States.

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W.S. BADCOCK CORPORATION
Notes to Unaudited Financial Statements
September 30, 2021

The activity in the allowances for doubtful accounts and returns for the three months ended September 30, 2021 was as follows:

(In thousands)	2021

Balance at beginning of period	$84,575
Additions charged to expense	19,542
Write-offs	(19,481)
Balance at end of period	$84,636

(4)	Income Taxes

The Company accounts for income taxes under ASC 740. Deferred income tax assets and liabilities are determined based upon differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

The provision for income taxes for interim periods is based on an estimate of the annual effective tax rate adjusted to reflect the impact of discrete items. Significant management judgement is required in projecting ordinary income (loss) to estimate the Company’s annual effective tax rate.

For the three months ended September 30, 2021 the Company had an effective tax rate of 16.6%.

As of September 30, 2021 and June 30, 2021, the Company does not have any uncertain tax positions. The Company did not recognize any interest and penalty expense during three months ended September 30, 2021, which would be recorded as a component of income tax.

(5)	Derivative Instruments and Hedging Activities

The Company uses interest-rate-related derivative instruments to manage its exposure related to changes in interest rates on its variable rate debt instruments. By using derivative financial instruments to hedge exposures to changes in interest rates, the Company exposes itself to credit risk and market risk.

Credit risk is the failure of the counterparty to perform under the terms of the derivative contract. When the fair value of a derivative contract is positive, the counterparty owes the Company, which creates credit risk for the Company. When the fair value of a derivative contract is negative, the Company owes the counterparty and, therefore, the Company is not exposed to the counterparty’s credit risk in those circumstances. The Company minimizes counterparty credit risk in derivative instruments by entering into transactions with high-quality counterparties. The derivative instruments entered into by the Company do not contain credit-risk-related contingent features.

Market risk is the adverse effect on the value of a derivative instrument that results from a change in interest rates, currency exchange rates or commodity prices. The Company assesses interest rate risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities. The Company maintains risk management control systems to monitor interest rate risk attributable to both the Company’s outstanding and forecasted debt obligations as well as the Company’s offsetting hedge positions.

Under the terms of the interest rate swaps, the Company receives LIBOR-based variable interest rate payments and makes fixed interest rate payments, thereby creating the equivalent of fixed rate debt for the notional amount of its debt hedged. The Company has entered into swap agreements to hedge its revolving credit facility and real estate mortgages. The total notional amount of the Company’s outstanding interest rate swap agreements that were entered into for the purpose of hedging outstanding debt obligations was approximately $180.4 million and $181.1 million for September 30, 2021 and June 30, 2021, respectively.

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W.S. BADCOCK CORPORATION
Notes to Unaudited Financial Statements
September 30, 2021

Changes in the fair value of interest rate swaps designated as hedging instruments that offset effectively the variability of cash flows associated with variable rate, long-term debt obligations are reported in accumulated other comprehensive income. These amounts are subsequently reclassified into interest expense as a yield adjustment of the hedged interest payments in the same period in which the related interest affects earnings.

Cash flow hedge ineffectiveness arises from differences between the terms of the interest rate swap and the hedged debt obligation. The Company determined there to be no cash flow hedge ineffectiveness for the three months ended September 30, 2021.

As of September 30, 2021, an estimated $4.1 million of deferred losses on derivative instruments accumulated in other comprehensive income is expected to be reclassified to earnings during the next twelve months.

Transactions and events expected to occur over the next twelve months that will necessitate reclassifying these derivatives’ losses to earnings include the settlement of amounts owed and the re-pricing of variable interest rates. There were no discontinued cash flow hedges for the three months ended September 30, 2021.

The fair values of derivative instruments held as of September 30, 2021 and June 30, 2021 were as follows:

		Fair value
	Financial statement location	September 30, 2021	June 30, 2021
Derivatives designated as hedging		(In thousands)
instruments under ASC Topic 815:
Interest rate contracts	Other liabilities	$(12,788)	$(14,035)
Total derivatives designated as
hedging instruments under
ASC Topic 815		$(12,788)	$(14,035)

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W.S. BADCOCK CORPORATION
Notes to Unaudited Financial Statements
September 30, 2021

The effect of derivative instruments on the statement of operations for the three months ended September 30, 2021 is presented below:

Derivatives in ASC	Amount of gain	Location of loss	Amount of loss
Topic 815	recognized in OCI on	reclassified	reclassified
cash flow hedging	derivatives	from AOCI into	from AOCI into income
relationships	(effective portion)	income	(effective portion)
	2021		2021
	(In thousands)		(In thousands)

Interest rate contracts	$218	Interest expense	$(1,029)

(6)	Long-Term Debt

Long-term debt consists of the following as of September 30, 2021 and June 30, 2021:

	September 30, 2021	June 30, 2021
	(In thousands)

$350,000,000 revolving credit facility payable to banks dated
June 26, 2018 (see below). These notes mature on
June 26, 2023.	$120,000	120,000

Note payable to bank dated March 6, 2013, with monthly payments of principal (amortizing over 20 years) plus interest equal to one month LIBOR plus 2.5% (2.58% as of September 30, 2021). This
note matures on March 6, 2023 and is secured by real estate.	13,681	13,905

Note payable dated March 27, 2015, with monthly
payments of principal (amortizing over 20 years) plus interest equal to one month LIBOR plus 2.5% (2.58% as of September 30, 2021).
This note matures on March 27, 2026 and is secured by real estate.	11,273	11,408

Note payable to bank dated March 23, 2018, with monthly payments of principal (amortizing over 20 years) plus interest equal to one month LIBOR plus 2.25% (2.33% as of September 30, 2021). This
note matures on March 23, 2038 and is secured by real estate.	35,420	35,749

Notes payable to former stockholders dated April 28, 2017, with monthly payments of principal plus interest equal to 2.78%. These
notes mature on April 27, 2027.	14,890	15,505

Various notes payable with interest rates of 6% to 8%	11,587	12,622
Total long-term debt	206,851	209,189
Less unamortized debt issuance costs	1,932	2,110
Less current installments of long-term debt	9,642	9,564
Long-term debt, net of unamortized debt issuance costs and	$195,277	197,515
excluding current installments

Debt issuance costs are a deduction from debt liabilities and the amortization of debt issuance costs is included in interest expense.

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W.S. BADCOCK CORPORATION
Notes to Unaudited Financial Statements
September 30, 2021

Revolving Credit Agreement

The Company entered into a $350 million credit facility in June 2018. Under the facility, the Company may borrow up to 75% of eligible accounts receivable. The ineligible accounts are primarily those that are more than 60 days contractually delinquent. In addition, the Company may borrow up to 50% of eligible inventory or $50.0 million, whichever is less. Based on the calculated borrowing base, total availability to the Company as determined under the terms of the facility was $350.0 million as of September 30, 2021. The facility contains various other covenants including but not limited to requirements for a Total Adjusted Debt to Earnings Before Interest, Tax, Depreciation, Amortization and Rent Ratio, a Fixed Charge Coverage Ratio, a Collateral Performance Indicator and Minimum Cash Collections. Management believes the Company is in compliance with the various covenants.

The basis of interest, amount outstanding, percent of debt and interest rate as of September 30, 2021 for the revolving credit facilities were as follows:

Basis of interest	Dollars Outstanding	Percent of debt	Rate as of September 30, 2021
	(In thousands)

3-Month LIBOR + 2.25%	$120,000	100.00%	2.38%

	$120,000	100.00%

Substantially all the assets of the Company, except for property and equipment, secure the revolving credit facility.

Mortgage Loan Agreements

The Company is party to a $20.1 million mortgage loan agreement collateralized by its Mulberry, FL, and Mebane, NC, distribution centers. The maturity date of the loan is March 6, 2023, although the payments are amortized over a twenty-year term. Debt under this loan agreement was borrowed on a floating rate basis, primarily at LIBOR plus 2.5%. The payment dates as stipulated in the loan agreement are monthly. The LIBOR reset dates are stipulated to be the first business day after the monthly payment is due.

In March 2015, the Company closed on a $13.9 million construction loan agreement. This loan agreement is collateralized by the Company’s LaGrange, GA, distribution center. The maturity date of the loan is March 27, 2026, although the payments are amortized over a twenty-year term. Interest payments are due monthly on a floating rate basis, primarily at LIBOR plus 2.5%. The LIBOR reset dates are stipulated to be the first business day after the monthly payment is due.

In December 2015, the construction loan was amended to allow for the Company to enter into a tax savings agreement with the Development Authority of LaGrange (“Authority”). The details of the agreement with the Authority are as follows: (1) the Company entered into a Payment In Lieu Of Taxes (PILOT) agreement with the Authority in which the Company sold the land, building and equipment related to the LaGrange, GA, distribution center to the Authority; (2) the Authority authorized the issuance of a revenue bond up to $30.0 million in exchange for holding legal title to the LaGrange, GA, assets; (3) the Company entered into an agreement with the Authority to lease the LaGrange, GA, assets back through December 1, 2026; and (4) the Company agreed to purchase the bond as issued and not resell it.

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W.S. BADCOCK CORPORATION
Notes to Unaudited Financial Statements
September 30, 2021

The revenue bond is due December 1, 2026 and bears an interest rate of 6.0% that is payable annually solely from the Company’s lease payments. The Company’s lease provides for annual payments sufficient to pay the interest on the revenue bond and the Company will make the required lease payments directly to itself to satisfy the payments that are due from the revenue bond. The agreement also grants the Company the option to purchase the LaGrange, GA, assets at any time for $100, provided that the Company retires the revenue bond upon exercising the purchase option. The agreement also requires the purchase and retirement of the revenue bond at the end of the lease term if the purchase option has not already been exercised. In accordance with Accounting Standards Codification (ASC) 840-40, Sale-Leaseback Transactions, the transaction does not qualify as a sale-leaseback. In accordance with ASC 210-20, Offsetting, the Company’s investment in the revenue bond and the related interest income and the Company’s obligation under the lease and the related expense have been netted to zero.

As a result of this transaction, the Company is assessed property taxes based on the value of its leasehold interest in the LaGrange, GA, assets but not on the value of the fee simple interest in the assets. This results in a lower overall property tax assessment for the term of the lease.

In March 2018, the Company closed on a $40.0 million mortgage loan agreement collateralized by 34 of the Company’s stores. The maturity date of the loan is March 23, 2038. Interest payments are due monthly on a floating rate basis, primarily at LIBOR plus 2.25%. The LIBOR reset dates are stipulated to be the first business day after the monthly payment is due.

(7)	Related Party Transactions

The Company has made premium advances on certain insurance policies and interest-bearing loans to related parties.

The Company has assigned split-dollar life insurance policies to several related parties. In exchange, the related parties have agreed to repay the premiums paid by the Company of approximately $6.0 million as of September 30, 2021 and June 30, 2021, and these notes are included in other assets. Each time the Company pays insurance premiums on behalf of these related parties, an additional promissory note is created. These promissory notes accrue interest at the “applicable federal rate” published monthly by the Internal Revenue Service. The aggregate obligations for outstanding principal and accrued interest evidenced by these notes will be satisfied from the proceeds of the policies payable upon the death of the makers. The Company recognized approximately $41,000 in interest income related to the promissory notes for the three months ended September 30, 2021.

The Company has made loans to several related parties. The outstanding balances of approximately $217,000 and $428,000 are included in other assets as of September 30, 2021 and June 30, 2021, respectively. The Company owes $2.1 million to one of the related parties as of September 30,

2021, and this balance is included in accounts payable and accrued expenses.

(8)	Commitments and Contingencies

Claims, Legal Proceedings and Environmental Remediation Costs

The Company is engaged in certain claims and legal actions arising in the ordinary course of business. The Company has potential exposure from state challenges of its methodology for recovering sales tax on charged-off accounts. The Company is in the process of closing an investigation into a potential environmental condition due to underground fuel storage leaks at a maintenance facility in Mulberry, FL.

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W.S. BADCOCK CORPORATION
Notes to Unaudited Financial Statements
September 30, 2021

For all claim, legal and environmental contingencies, the Company has accrued approximately $1,250,000 as of September 30, 2021 and June 30, 2021. The Company believes the ultimate disposition of all matters will not have a material adverse impact on the Company’s financial position, results of operations or liquidity. However, the amount of these liabilities could be affected by changes in facts or assumptions not currently known to management.

The Company has also been named as the defendant in various lawsuits in the normal course of operations. Management believes the ultimate outcome of these matters will not have a material adverse effect on the Company’s financial position, results of operations or liquidity.

(9)	Subsequent Events

The Company has evaluated subsequent events through February 7, 2022, the date of issuance of the financial statements, and has determined that the following events require disclosure. On November 22, 2021, the Company entered into and completed certain transactions under a Stock Purchase Agreement to sell 100% of its issued and outstanding capital stock to Franchise Group, Inc. Under the Stock Purchase Agreement, the Company sold 100% of the issued and outstanding capital stock for an aggregate amount of $581,402,834 in cash, subject to certain customary adjustments set forth in the Stock Purchase Agreement, including a working capital adjustment and transaction expenses.

On December 20, 2021, the Company entered into a Master Receivables Purchase Agreement (“Receivables Purchase Agreement” with B. Riley Receivables, LLC (the “Purchaser”) and consummated the acquisition by the Purchaser of the existing consumer credit receivables portfolio of the Company as of 11:59 p.m. on December 15, 2021 (the “Initial Cutoff Time” and the existing receivables as of the Initial Cutoff Time the “Initial Receivables Pool”) for a purchase price of $400 million in cash (the “Initial Purchase Price”). The Initial Purchase Price will be used by the Company to repay a portion of its indebtedness incurred as part of its acquisition by Franchise Group, Inc. In addition, for a period of 90 days from the Initial Closing Date, the Company may from time to time sell to the Purchaser (i) new receivables originated by the Company after the Initial Cutoff time arising in customer accounts existing as of the Initial Cutoff Time (the “Par Receivables”); and (ii) new receivables arising in new accounts originated by the Company after the Initial Cutoff Time (the “Additional Receivables”). Each sale of the Initial Receivables Pool, the Par Receivables and the Additional Receivables to the Purchaser under the Receivables Purchase Agreement will include sales of related rights to a portion of premiums paid by certain customers who purchased consumer goods insurance or credit insurance (the “Net Insurance Premiums”).

In connection with the Receivables Purchase Agreement, the Company entered into a servicing agreement with the Purchaser pursuant to which the Company will provide to the Purchaser certain customary servicing and account management services in respect of the receivables purchased by the Purchaser under the Receivables Purchase Agreement.

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